UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2018

Saban Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37878	98-1296434
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Santa Monica Boulevard, 26th Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

(310) 557-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 3, 2018, Saban Capital Acquisition Corp. (the “Company”) announced that Fred Gluckman resigned from his position as the Company’s Executive Vice President and Chief Financial Officer, effective as of the close of business on June 1, 2018, in order to pursue other professional opportunities. Mr. Gluckman’s has also resigned from Saban Capital Group, Inc. (“SCG”), an affiliate of the Company’s sponsor.

(d) On May 3, 2018, the Company also announced that Greg Ivancich was appointed as the Company’s Chief Financial Officer, effective as of the close of business on June 1, 2018. Mr. Ivancich, 49, has served as CFO of SCG since March 2018. Mr. Ivancich joined SCG from Exeter Property Group, a Pennsylvania-based real estate private equity firm (“Exeter”), where he served as Principal and a founding partner of Exeter’s international business from April 2013 to March 2018 and held roles overseeing financial reporting, capital raising, operations and acquisitions in the US and Europe. Prior to Exeter, Mr. Ivancich spent his career as an investment banker to the real estate industry where he advised public and private companies on initial public offerings, mergers and acquisitions, and public capital markets transactions. Mr. Ivancich’s roles included Director of Real Estate Investment Banking at Barclays, Executive Director of Real Estate Investment Banking at Morgan Stanley, and COO/Director of Real Estate Investment Banking at Credit Suisse. Mr. Ivancich will serve as the Company’s Chief Financial Officer at the discretion of the Company’s board of directors, rather than for specific terms of office.

In connection with his appointment, Mr. Ivancich entered into an indemnity agreement with the Company and a Letter Agreement with the Company, the forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333- 213259) related to its initial public offering (the “IPO”). Pursuant to the letter agreement Mr. Ivancich has agreed: (i) to waive his redemption rights with respect to any ordinary shares of the Company that he may hold in connection with the completion of the Company’s initial business combination; and (ii) to waive his rights to liquidating distributions from the trust account established in connection with the IPO with respect to any Class F ordinary shares, $0.0001 par value per share (“Founder Shares”), of the Company that he may hold if the Company fails to complete its initial business combination within 24 months from the closing of its initial public offering (although Mr. Ivancich will be entitled to liquidating distributions from such trust account with respect to any non-Founder Shares of the Company he holds if the Company fails to complete its initial business combination within the prescribed time frame). If the Company submits its initial business combination to its shareholders for a vote, Mr. Ivancich has agreed to vote any ordinary shares held by him in favor of the Company’s initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saban Capital Acquisition Corp.

Date: May 3, 2018	By:	/s/ Adam Chesnoff
	Name: Title:	Adam Chesnoff President and Chief Executive Officer